Exhibit 99.4

KMMI INC.

Condensed Interim Financial Statements

(Unaudited)

As of September 30, 2025 and for the nine-month Periods ended September 30, 2025 and 2024

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KMMI INC.

Unaudited Condensed Balance Sheets

(in US dollars)

	Notes	September 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents		$163,569	492,984
Restricted cash		36,637	34,014
Short-term loan (Related parties)		-	408,163
Non-trade accounts receivable (Related parties)	13	67,640	50,783
Prepaids and other current assets		9,544	14,476

Total current assets		277,390	1,000,420

Property, plant and equipment, net	3	2,064,703	2,110,588
Operating lease right-of-use assets	5	36,660	72,311
Other non-current assets		104,225	97,717

Total non-current assets		2,205,588	2,280,616

Total assets		$2,482,978	3,281,036
Liabilities and Stockholders’ Equity
Liabilities:
Non-trade accounts payables	13	$47,214	43,680
Current portion of long-term debt	6	47,497	37,891
Current portion of finance lease liabilities	5	19,805	16,811
Current portion of operating lease liabilities	5	16,857	33,597
Withholdings		11,729	2,871
Current portion of defined severance benefits	10	16,879	5,795
Other current liabilities	12	34,660	33,061

Total current liabilities		194,641	173,706

Long-term debt	6	1,345,718	1,330,544
Finance lease liabilities	5	1,765	16,093
Operating lease liabilities	5	6,320	12,649
Other non-current liabilities	4	76,153	62,400
Defined severance benefits	10	81,453	40,588

Total non-current liabilities		1,511,409	1,462,274

Total liabilities		1,706,050	1,635,980

Stockholders’ equity:
Common stock, KRW500 par value, 20,000,000 shares authorized, 22,080 shares issued and outstanding at September 30, 2025 and December 31, 2024	9	9,337	9,337
Additional paid-in capital		3,937,986	3,937,986
Accumulated deficit		(3,024,278)	(2,104,584)
Accumulated other comprehensive loss		(146,117)	(197,683)

Total equity		776,928	1,645,056

Total liabilities and stockholders’ equity		$2,482,978	3,281,036

See accompanying notes to the unaudited condensed interim financial statements.

KMMI INC.

Unaudited Condensed Interim Statements of Operations

(in US dollars)

	Notes	September 30, 2025	September 30, 2024

Net revenues		$-	-
Cost of sales		-	-
Gross profit		-	-

Other operating income		2,546	-
Selling, general, and administrative expenses		(935,810)	(654,497)

Operating loss		(933,264)	(654,497)

Other income		4,342	451
Other expense		(737)	(1,465)
Interest income (Related parties)	13	14,294	14,982
Interest income		1,391	1,171
Interest expense		(19,157)	(21,122)
Gain on foreign currency		13,437	46,343
Loss on foreign currency		-	(6,266)

Loss before tax		(919,694)	(620,403)

Income tax expense	7	-	-

Loss for the period		$(919,694)	(620,403)

See accompanying notes to the unaudited condensed interim financial statements.

KMMI INC.

Unaudited Condensed Interim Statements of Comprehensive Loss

(in US dollars)

	Notes	September 30, 2025	September 30, 2024

Loss for the period		$(919,694)	(620,403)

Other comprehensive income(loss):
Foreign currency translation adjustments, net of tax		72,440	(79,343)
Actuarial loss on defined severance benefits, net of tax	10	(20,874)	(2,167)

Total other comprehensive income(loss)		51,566	(81,510)

Total comprehensive loss		$(868,128)	(701,913)

See accompanying notes to the unaudited condensed interim financial statements.

KMMI INC.

Unaudited Condensed Interim Statements of Changes in Stockholders’ Equity

(in US dollars)

	Common stock	Additional paid-in capital	Accumulated other comprehensive income(loss)	Accumulated deficit	Total stockholders’ equity
Balances at January 1, 2024	$9,337	3,937,986	86,228	(1,252,064)	2,781,487
Loss for the period	-	-	-	(620,403)	(620,403)
Foreign currency translation adjustments	-	-	(79,343)	-	(79,343)
Actuarial loss on defined severance benefits, net of tax	-	-	(2,167)	-	(2,167)

Balances at September 30, 2024	$9,337	3,937,986	4,718	(1,872,467)	2,079,574

Balances at January 1, 2025	$9,337	3,937,986	(197,683)	(2,104,584)	1,645,056
Loss for the period	-	-	-	(919,694)	(919,694)
Foreign currency translation adjustments	-	-	72,440	-	72,440
Actuarial loss on defined severance benefits, net of tax	-	-	(20,874)	-	(20,874)

Balances at September 30, 2025	$9,337	3,937,986	(146,117)	(3,024,278)	776,928

See accompanying notes to the unaudited condensed interim financial statements.

KMMI INC.

Unaudited Condensed Interim Statements of Cash Flows

(In US dollars)

	September 30, 2025	September 30, 2024

Cash flows from operating activities
Loss for the period	$(919,694)	(620,403)

Adjustments to reconcile loss for the period to net cash used in operating activities:
Depreciation and amortization	156,513	150,563
Interest expenses	19,157	21,122
Loss on foreign currency	-	6,251
Gain on foreign currency	(13,437)	(5,666)
Accretion expense	4,047	3,824
Non-cash others	8,767	(10,715)
Changes in operating assets and liabilities:
Prepaid and other current assets	5,566	4,251
Other non-current assets	-	(1,478)
Non-trade accounts payables	11,016	3,592
Withholdings	8,654	1,480
Payment of defined severance benefits	(2,496)	-

Net cash used in operating activities	(721,907)	(447,179)

Cash flows from investing activities
Increase in leasehold deposits	(1,770)	-
Acquisitions of property, plant and equipment	(10,567)	(16,799)
Collection of loans	424,692	-
Proceeds from disposal of property, plant and equipment	386	-

Net cash provided by (used in) investing activities	412,741	(16,799)

Cash flows from financing activities
Proceeds from short-term debt	-	110,877
Repayment from long-term borrowings	(27,640)	-
Payment of finance lease liabilities	(12,828)	(11,250)

Net cash provided by (used in) financing activities	$(40,468)	99,267
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	22,842	(30,056)
Net decrease in cash and cash equivalents, and restricted cash	(349,634)	(364,351)
Cash and cash equivalents, and restricted cash, at beginning of period	526,998	1,165,988

Cash and cash equivalents, and restricted cash, at end of period	$200,206	771,581

See accompanying notes to the unaudited condensed interim financial statements.

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements

1.	Summary of Significant Accounting Policies

(1)	Description of Business

KMMI INC. (the “Company”), established in 2021, is specialized in the manufacture and sale of NdPR block magnets and magnets for traction motors that are used in aerospace and defense, automobile, energy plant and other various industries. The Company is planning to initiate its operation in April 2026. The Company operates as a single operating segment.

(2)	Basis of Presentation

These unaudited condensed interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern. The accounting policies applied by the Company in these unaudited condensed interim financial statements are the same as those applied by the Company in its financial statements as of and for the year ended December 31, 2024.

The unaudited condensed interim financial information does not represent complete financial statements and should be read in conjunction with the Company’s latest annual audited financial statements.

These interim results are not necessarily indicative of the results to be expected for the fiscal year ended December 31, 2025, or for any other interim period or for any other future year.

In the opinion of management, these unaudited condensed interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information.

(3)	Going Concern

The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as going concern exists.

Primarily due to the absence of revenue sources and a focus on fixed asset investments as a newly established entity, the Company incurred losses of $919,694 and net cash outflows used in operating activities of $721,907 for the period ended September 30, 2025. At September 30, 2025, the Company had net negative working capital of $80,820 which excludes the cash and cash equivalents of $163,569 and excluding restricted cash of $36,637. Absent any other action, the Company will require additional liquidity to continue its operations over the next 12 months from the date these unaudited condensed interim financial statement were available to be issued and to support its business development objectives, the attainment of which is not assured.

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt or entering into other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, upon the economic environment and the Company’s current capability, the Company may be unable to access future equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(4)	New Accounting Standards and Interpretations Not Yet Adopted

Income Statement (Topic 220) Reporting Comprehensive Income - Expense Disaggregation Disclosures

In November 2024, the FASB issued ASU 2024-03, which becomes effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The standard requires to disclose disaggregated information about certain income statement expense line items. The Company does not expect the standard to have a material effect on its financial statements and has begun evaluating disclosure presentation alternatives.

Income Taxes (Topic 740) - Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2025 for non-public business entities. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company does not expect the standard to have a material effect on its financial statements.

Financial Instruments (Topic 326) - Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides a practical expedient that all entities can use when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under this practical expedient, an entity is allowed to assume that the current conditions it has applied in determining credit loss allowances for current accounts receivable and current contract assets remain unchanged for the remaining life of those assets. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, and interim reporting periods in those years. Entities that elect the practical expedient and, if applicable, make the accounting policy election are required to apply the amendments prospectively. The Company does not expect the standard to have a material effect on its financial statements.

The Company has not early adopted any of the forthcoming new or amended accounting standards in preparing these condensed interim financial statements.

2.	Significant risks and uncertainties including business and credit concentrations

The Company manufactures NdPR block magnets and magnets for traction motors that are used in aerospace and defense, automobile, energy plant and other various industries. The Company has been preparing for its operations by purchasing related equipment and machinery since 2021. Revenue from contracts with the customers has not occurred through September 30, 2025 (the end of the reporting period), and the Company is making efforts to secure the market end-user and run its business operations.

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

3.	Property, plant and equipment

(1)	Details of property, plant and equipment as of September 30, 2025 and December 31, 2024 are as follows:

		Initial Cost		Net Carrying Value
	Useful life (in years)	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
(in US dollars)
Buildings	30 to 40	$993,288	947,475	911,542	893,105
Machinery	10	1,185,266	1,130,599	932,794	974,567
Vehicles	5	91,265	88,552	45,200	57,046
Facility equipment and fixtures	5 to 10	214,083	194,053	159,366	160,162
Finance lease right-of-use assets		72,870	69,509	15,801	25,708

Total		$2,556,772	2,430,188	2,064,703	2,110,588

Total depreciation for the nine-months ended September 30, 2025 and 2024 was $156,513 and $150,563, respectively, which was recorded in selling, general, and administrative expense in each year.

(2)	As of September 30, 2025, the details of property, plant and equipment pledged as collateral are as follows:

	Net Carrying Value	Pledged Amount	Creditor	Relevant Debt Amount
(in US dollars)
Collateral Provided Asset:
Buildings	$911,542	427,899	Industrial Bank of Korea	356,583

4.	Asset Retirement Obligation

The Company has an asset retirement obligation (ARO) arising from contractual requirements associated with the retirement of its operating lease for land. This obligation requires the Company to restore the land to its original condition upon termination of the lease. The ARO liability was initially measured at fair value and is subsequently adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The corresponding asset retirement cost is capitalized as part of the operating lease right-of-use asset and is amortized on a straight-line basis over the lease term. This amortization is included in the lease expense presented in the statements of operations.

The following table presents the activity for the ARO for the period ended September 30, 2025, and September 30, 2024, respectively. This balance is included in the Other non-current liabilities account on the balance sheets:

	September 30, 2025	September 30, 2024
(in US dollars)
Beginning balance	$49,952	51,530
Accretion expense	4,047	3,824
Foreign currency translation adjustments	2,446	(1,082)
Ending balance	$56,445	54,272

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

5.	Leases

The Company has operating leases for land and office, and finance leases for certain vehicle and equipment. Operating lease assets and liabilities are included in operating lease right-of-use assets and operating lease liabilities, respectively, on the balance sheets. Finance lease assets and liabilities are included in property, plant and equipment and finance lease liabilities, respectively, on the balance sheets.

Lease agreement for an office space includes a renewal option for up to 10 years, renewable annually under the Commercial Building Lease Protection Act in Korea. Other lease agreements for land include both a purchase option at the agreed price and a renewal option for up to 50 years, renewable every 5 years under the lease contract. The lease term of the lease agreement for the office space was determined considering the renewal period of one year by the renewal option. In case of the lease agreement for land, since the Company is not reasonably certain to exercise these renewal options, the options were not considered in determining the lease term, and associated potential option payments were excluded from lease payments.

The Company’s leases generally do not include termination options for either party to the lease restrictive financial or other covenants. Payments due under the lease contracts include fixed payments and variable payments. For the Company’s land lease, variable payments are determined based on the rate of increase in land price. For the Company’s office equipment lease, variable payments include those for amount of use. For office equipment lease for which the Company has elected not to separate lease and non-lease components, maintenance services are provided by the lessor at a fixed cost and are included in the fixed lease payments for the single, combined lease component.

(1)	The components of lease expense for the periods ended September 30, 2025 and 2024 were as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Operating lease expense	$33,433	26,854
Finance lease expense:
Depreciation of right-of-use assets	11,066	11,557
Interest on lease liabilities	3,809	6,125
Sub-total	14,875	17,682
Short-term lease expense	-	2,439
Variable lease expense	319	103

Total	$48,627	47,078

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(2)	Amounts presented in the balance sheets as of September 30, 2025 and December 31, 2024 were as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Operating leases:
Operating lease right-of-use assets	$36,660	72,311

Operating lease liabilities	6,320	12,649
Current portion of operating lease liabilities	16,857	33,597

Total	$23,177	46,246

Finance leases:
Finance lease right-of-use assets	$72,870	69,509
Less: Accumulated depreciation	(57,069)	(43,801)

Finance lease right-out-use, net	$15,801	25,708

Finance lease liabilities	$1,765	16,093
Current portion of finance lease liabilities	19,805	16,811

Total	$21,570	32,904

(3)	Other information related to leases as of September 30, 2025 and 2024 were as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$27,411	28,626
Operating cash flows from finance leases	3,809	6,125
Financing cash flows from finance leases	12,828	11,250

Weighted average remaining lease term:
Operating leases	1.49 years	2.73 years
Finance leases	1.07 years	2.32 years
Weighted average discount rate:
Operating leases	9.64%	10.07%
Finance leases	17.75%	17.68%

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(4)	Maturities of lease liabilities under noncancellable leases as of September 30, 2025 are as follows:

	September 30, 2025
(in US dollars) Maturities	Operating leases	Finance leases

2026	$18,234	22,066
2027	6,480	1,791
Total undiscounted lease payments	24,714	23,857
Less imputed interest	(1,537)	(2,287)
Total	$23,177	21,570

6.	Debt

(1)	Long-Term Debt from Individuals

Details of carrying amounts of long-term debt from individuals as of September 30, 2025 and December 31, 2024 are as follows:

(in US dollars) Description	Period	Interest rate (%)	September 30, 2025	December 31, 2024

Individual cash loan	December 2022 – January 2027 (*1)	1.00	$285,266	272,109
Individual cash loan	March 2023 - January 2027 (*1)	1.00	101,317	98,027
Individual cash loan	January 2023 - January 2027 (*1)	1.00	250,000	250,000
Individual cash loan	January 2024 - January 2027 (*1)	1.00	285,266	272,109

Total			$921,849	892,245

(*1)	The loan was extended to January 2027 based on the revised agreement entered into on August 5, 2025.

(2)	Long-Term Debt from Bank and Government Agency

Details of carrying amounts of long-term debt from bank and government agency as of September 30, 2025 and December 31, 2024 are as follows:

(in US dollars)
Financial Institution	Description	Period	Interest rate (%)	Borrowing Limit	September 30, 2025	December 31, 2024
Korea SMEs and Startups Agency	Working capital loans	February 2023 - February 2028	3.04	$142,633	$114,784	136,054
Industrial Bank of Korea	Facility loans	April 2023 - April 2033	2.61	356,582	356,582	340,136

Total principal long-term debt					471,366	476,190
Less: current portion of long-term debt					(47,497)	(37,891)

Total					$423,869	438,299

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(3)	Future principal payments for long-term debt as of September 30, 2025 are as follow

(in US dollars)	September 30, 2025
2026	$47,497
2027	969,345
2028	79,226
2029	59,429
2030	59,429
Thereafter	178,289

Total	$1,393,215

7.	Income Taxes

We are subject to income taxation through primarily in Republic of Korea, and we do not expect any income tax expenses for the nine-month periods ended September 30, 2025 and 2024, including tax expenses directly recorded in equity.

8.	Uncertain Tax Positions

There were no unrecognized tax benefits as of September 30, 2025 and December 31, 2024.

9.	Stockholders’ Equity

The Company has 20 million shares of authorized common stock, par value KRW 500 per share issuable. As of September 30, 2025 and December 31, 2024, there were 22,080 shares of common stock outstanding.

Issue of common stock

In July 2021, the Company was established with the issuance of 2,000 ordinary shares at a par value of KRW5,000 each. In June 2022, the Company implemented a 1-for-10 stock split, which increased the number of issued shares from 1,000 to 10,000. Subsequently, the general meeting of shareholders approved the issue of 1,000 and 1,080 shares at a price of KRW500 per share in June and August, 2022, respectively.

Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no pre-emptive or other subscription rights, and there is no redemption or sinking fund provisions with respect to such shares.

Accumulated other comprehensive loss

Accumulated other comprehensive loss consists of foreign currency translation adjustments and actuarial loss on defined severance benefits. In case of the actuarial loss on defined severance benefits, it is amortized into net periodic benefits cost on a straight-line basis over the expected average remaining service period of employees.

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

10.	Defined Severance Benefits

(1)	The following table sets forth the defined severance benefits obligation as of September 30, 2025 and December 31, 2024:

(in US dollars)	September 30, 2025	December 31, 2024
Defined severance benefits	$98,332	46,383

(2)	The following table summarizes changes in the defined severance benefits obligation including benefit costs and benefits paid for the period ended September 30, 2025, and 2024:

	September 30, 2025	September 30, 2024

Beginning balance	$46,383	24,122
Service cost	29,606	15,540
Interest cost	1,154	645
Benefits paid	(2,496)	-
Actuarial loss	21,070	2,227
Foreign currency translation adjustments	2,615	(87)

Ending balance	$98,332	42,447

Classification:
Current	$16,879	5,248
Non-current	81,453	37,199

The Company has not contributed to plan assets at the reporting date. The Company measured defined severance benefits using the most recent mortality tables and mortality improvement scale in selecting mortality assumptions as of September 30, 2025, and 2024.

(3)	Net periodic benefit cost recognized for the period ended September 30, 2025 and 2024 were:

	September 30, 2025	September 30, 2024

Service cost	$29,606	15,540
Interest cost	1,154	645
Amortization of net actuarial loss	196	60

Net periodic benefit cost recognized	$30,956	16,245

(4)	The components of net periodic benefit cost, other than the service cost component, of $1,350 and $705 are included in other expense in the unaudited condensed interim statements of operations for the nine-months ended September 30, 2025 and 2024, respectively.

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(5)	The following table summarizes changes in accumulated other comprehensive loss for defined severance benefits for nine-months period ended September 30, 2025 and 2024:

	September 30, 2025	September 30, 2024

Beginning balance	$(6,989)	(3,032)
Actuarial loss, net of tax	(21,070)	(2,227)
Amortization of net actuarial loss	196	60

Ending balance	$(27,863)	(5,199)

(6)	Weighted-average assumptions used to determine defined severance benefits for 2025 and 2024 were as follows:

	September 30, 2025	December 31, 2024

Discount rate	3.2%	3.4%
Rate of compensation increase	2.4%	2.4%

(7)	The expected maturity analysis of undiscounted defined severance benefits as of September 30, 2025 and December 31, 2024 as follows:

(in US dollars)	September 30, 2025	December 31, 2024

Less than 1 year	$16,752	6,245
Between 1 - 2 years	7,618	4,487
Between 2 - 5 years	26,629	14,663
Over 5 years	66,780	36,628

Total	$117,779	62,023

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

11.	Supplemental Cash Flow Information

	September 30, 2025	September 30, 2024
(in US dollars)
Supplemental disclosure of cash flow information:
Cash receipt during the period for interest	$1,391	1,171
Cash paid during the period for interest	(13,282)	(9,402)
Income taxes received(paid)	24	(160)

Non-cash investing and financing activities:
Reclassification of non-current lease liabilities to current lease liabilities	14,993	13,397
Reclassification of withholding to short-term debt	-	295,672
Reclassification of long-term debt to short-term debt	35,356	28,865

12.	Commitments and Contingencies

(1)	Guarantees

The list of guarantees provided by third parties to corporations as of September 30, 2025 and December 31, 2024 are as follows:

		Guaranteed Amount
(in US dollars) Provider	Type	September 30, 2025	December 31, 2024	Beneficiary

Seoul Guarantee Insurance	Payment guarantee for trade payables	$35,944	34,286	Air First Co., Ltd
Seoul Guarantee Insurance	Performance guarantee A for ARO	64,306	61,340	Korea Land and Housing Corp.
Seoul Guarantee Insurance	Performance guarantee B for ARO	1,647	1,571	Korea Land and Housing Corp
Seoul Guarantee Insurance	Payment guarantee for subsidiary refund	2,565	-	Korea Occupational Safety and Health Agency

(2)	Non-compliance with laws or regulations

In accordance with the Korean Capital Markets Act, the Company shall submit a securities report to the Financial Services Commission (FSC) when issuing securities to over 50 investors. Failure to submit a securities report may result in a fine not exceeding 3/100 of the offering price or revenue amount on the securities report (KRW 2 billion if it exceeds KRW 2 billion). Management notes such report was required but not submitted to FSC in 2022 upon issuance of new shares. Management is aware that this legal obligation arising from the past violation would impose the fine upon submission of the past-due report to FSC. Accordingly, the Company has recognized the provision of $34,660 as of September 30, 2025, which is reflected in other current liabilities on the unaudited condensed interim balance sheets.

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

13.	Related Party Transactions

(1)	The Company’s list of Related parties is as follows:

Relationship	Name of Related Party

Management	Andy Chun (CEO)
Primary owners with more than 10% of shares	Soo Hyun Huh
Kyung Won Moon
Other parties that can significantly influence the management or operating policies	ADE METALS INC.
Management of the entity and members of their immediate families	JNS INDUSTRY INC.
Sun Mi Yu
Young Hun Kim
Hyuck Soo Lee
Annabeth Chun
Matthew Jiwon
Chun Emily
Yewon Chun
Allen Chun
Daren Chun
Elin Chun
Tae Hwan Yu
Ji Hwan Yu
Sin Ja Park
Chang Soo Chun
Yoo Heon Chun

(2)	Related party transactions are as follows:

Related parties	Transactions	September 30, 2025	September 30, 2024

ADE METALS INC.	Interest income	$11,912	12,485
JNS INDUSTRY INC.	Interest income	2,382	2,497
ADE METALS INC.	Purchase of property, plant and equipment	3,934	-
JNS INDUSTRY INC.	Commission fee	849	-

In March 2022, the Company entered into a loan agreement with ADE METALS INC. for KRW 500 million. Subsequently, in April 2022, a similar loan agreement was executed with JNS INDUSTRY INC. for KRW 100 million. The Chief Executive Officer (CEO) of the Company has ownership interests in both entities: ADE METALS INC. is wholly owned by the CEO, and JNS INDUSTRY INC. is 20% owned by the CEO and 80% owned by the CEO’s immediate family. Both loan agreements carry an interest rate of 4.5%. In July 2025, the Company received full repayment of the short-term loans.

KMMI INC.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

(3)	Amounts due from related parties, are as follows:

Related parties	Balances	September 30, 2025	December 31, 2024

ADE METALS INC.	Short-term loan	$-	340,136
ADE METALS INC.	Non-trade account receivable (*1)	56,491	42,438
JNS INDUSTRY INC.	Short-term loan	-	68,027
JNS INDUSTRY INC.	Non-trade account receivable (*1)	11,149	8,345
JNS INDUSTRY INC.	Non-trade accounts payables	941	-

(*1)	Non-trade account receivable consists of interest income receivable.

14.	Subsequent Events

The Company has evaluated subsequent events from the unaudited condensed interim balance sheet date to the date at which the unaudited condensed interim financial statements were available to be issued, and no other events requiring disclosure were identified.